UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2009

MORGAN STANLEY
(Exact Name of Registrant
as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758	36-3145972
(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000 Not Applicable (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

     On January 13, 2009, Morgan Stanley (“Morgan Stanley”) and Citigroup Inc. (“Citi”) issued a joint press release announcing that they have reached a definitive agreement to combine Morgan Stanley’s Global Wealth Management Group and Citi’s Smith Barney, Quilter in the U.K., and Smith Barney Australia into a new joint venture to be called Morgan Stanley Smith Barney. A copy of the press release is furnished as Exhibit 99.1 hereto. Also on January 13, 2009, representatives of Morgan Stanley and Citi made a presentation to investors regarding the transaction. A copy of this presentation is furnished as Exhibit 99.2 hereto.

     The information in Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 will not be incorporated by reference into any registration statement filed by Morgan Stanley under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits (d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release of Morgan Stanley and Citi dated January 13, 2009
99.2	Investor Presentation dated January 13, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY
(Registrant)

Date: January 14, 2009	By: /s/ Martin M. Cohen

Name: Martin M. Cohen
Title: Assistant Secretary and Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Morgan Stanley and Citi dated January 13, 2009
99.2	Investor Presentation dated January 13, 2009